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                                                                    Exhibit 10.7

Sunil Wadhwani
May 19, 1994


Mr. Murali Balasubamanyam
No. 3, DDA (SFS) Flats
Niti Bagh
New Delhi - 10049.

Dear Murali:

The following are the terms of your employment with Mastech Systems Corporation (the "Company"). Your employment with the Company to begin on your arrival date in the United States. If you agree with these terms, please sign in the space indicated on the last page of this Agreement.

1.   Duties. You are employed as a Personnel Manager in the Personnel Department
     ------
     of the Company and in such capacity shall use your best energies and abilities in the performance of your duties hereunder and in the performance of any other duties as may be assigned to you from time to time by the Company. You agree to be a loyal employee of the Company. You agree to devote your best efforts full time to the performance of your duties for the Company, to give proper time and attention to furthering the Company's business and to comply with all rules, regulations and instruments established or issued by the Company. You further agree that during the term of this Agreement you shall not, directly or indirectly, engage in any business which would detract from your ability to apply your best efforts to the performance of your duties hereunder. You also agree that you shall not usurp any corporate opportunities of the Company.

2.   Compensation.  You will be paid at the rate of $4,500.00 per month.  This
     ------------
     compensation will be paid per the payroll schedule in effect at the time of payment. Applicable federal and state taxes will be deducted from your paycheck.

     With effect from January 1, 1995, your salary will be revised to USD 5,000.00 per month, subject to satisfactory performance during the year 1994.

3.   Employee Benefits. You will be entitled to all the benefits generally
     -----------------
     available to all employees of the Company. At the present time these include hospitalization, life and long-term disability insurance.

Mr. Murali Balasubamanyam
May 19, 1994
Page 2


4.   Vacation and Holidays.  The Company's vacation policy is detailed in the
     ---------------------
     Employee Policy Manual.

5.   Performance Review. Your performance will be reviewed periodically during
     ------------------
     your employment with the Company.

6.   Confidentiality.  You recognize and acknowledge that:
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     (a) in the course of your employment by the Company, it will be necessary for you to acquire information which may include, in whole or part, information concerning the Company's sales, sales volume, sales methods, sales proposals, customers and prospective customers, prospect lists, sources of consultants, the Company's manuals, formulae, processes, methods, machines, compositions, ideas, improvements, inventions or other confidential or proprietary information belonging to the Company or relating to the Company's affairs (collectively referred to herein as the "confidential information");

     (b) the confidential information is the property of the Company;

     (c) the use, misappropriation or disclosure of the confidential information would constitute a breach of trust and could cause irreparable injury; and

     (d) it is essential to the protection of the Company's goodwill and to the maintenance of the Company's competitive position that the confidential information be kept secret and that you not disclose the confidential information to others or use the confidential information to your own advantage or the advantage of others.

     You agree to hold and safeguard the confidential information in trust for the Company, its successors and assigns and agree that you shall not, without prior written consent of the Company, appropriate or disclose or make available to anyone for use outside the Company at any time, either during your employment with the Company or subsequent to the termination of your employment with the Company for any reason, including without limitation termination by the Company for cause or without cause, any of the confidential information, whether or not developed by you, except as required in the performance of your duties to the Company.

7.   Return of Materials. Upon the termination of your employment with the
     -------------------
     Company for any reason, including without limitation termination by the Company for cause or without cause, you shall promptly deliver to the Company all correspondence, drawings, manuals, letters, notes, notebooks, reports, prospect lists, flow charts, programs, proposals and any documents concerning the Company's customers or suppliers and,

Mr. Murali Balasubamanyam
May 19, 1994
Page 3


     without limiting the foregoing, will promptly deliver to the Company any and all other documents or materials containing or constituting confidential information.

 8.  Noncompetition.  You covenant and agree that during the period of your
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     employment hereunder and for a period of two (2) years following the termination of your employment, including without limitation termination by the Company for cause or without cause, you shall not engage, directly or indirectly, whether as principal or as agent, officer, director, employee, consultant, shareholder or otherwise, alone or in association with any other person, corporation or other entity, in any competing business in the United States of America, it being acknowledged by you that Mastech's business is national in scope. As used in the Agreement, "competing business" encompasses the business of software services, the management and implementation of software design and development projects, the provision of contract programming services and other services or products competitive with the services or products of the Company at the time of termination of your employment. You further agree that during your employment with the Company you shall not, directly or indirectly, solicit the trade of, or trade with, any customer, prospective customer, supplier or prospective supplier of the Company for any business purpose other than for the benefit of the Company. Additionally, you agree that for two (2) years following termination of your employment with the Company, including without limitation termination by the Company for cause or without cause, you shall not, directly or indirectly, solicit the trade of, or trade with, any customers or suppliers, or prospective customers or suppliers, of the Company.

 9.  Nonsolicitation of Employees. You agree that during your employment with
     ----------------------------
     the Company and for two (2) years following termination of your employment with the Company, including without limitation termination by the Company for cause or without cause, you shall not, directly or indirectly, solicit or induce, or attempt to solicit or induce, any employee or consultant of the Company to leave the Company for any reason whatsoever, or hire any employee or consultant of the Company.

10.  Unique Nature of Agreement. In the event of a breach by you of the terms of
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     this Agreement, the Company shall be entitled, if it shall so elect, to institute legal proceedings to obtain damages of any such breach, or to enforce the specific performance of this Agreement by you and to enjoin you from any further violation of this Agreement, and to exercise such remedies cumulatively or in conjunction with all other rights and remedies provided by law. You acknowledge, however, that the remedies at law for any breach by you of the provisions of this Agreement may be inadequate and that the Company shall be entitled to injunctive relief against you in the event of any breach. You represent that your experience and capabilities are such that the provisions of this
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Mr. Murali Balasubamanyam
May 19, 1994
Page 4


     Agreement will not prevent you from earning your livelihood, and acknowledge that it would cause the Company serious and irreparable injury and cost if you were to use your ability and knowledge in competition with the Company or to otherwise breach the obligations hereunder. If the Company prevails in any action brought under this Agreement, you agree that the Company, in addition to any other relief, shall be entitled to recover its reasonable attorneys' fees, costs and expenses of litigation incurred by the Company in securing the relief granted by the court.

11.  Termination. This Agreement may be terminated with or without cause by
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     either party without any liability for such termination by giving to the other party at least fifteen (15) days' prior written notice, except that the covenants of Sections 6, 7, 8, 9 and 10 hereof shall survive the termination of this Agreement. All payments due as of the date of termination shall be paid in full within thirty (30) days of this date.

12.  Authorization to Modify Restrictions. It is the intention of the parties
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     that the provisions of this Agreement shall be enforceable to the fullest extent permissible under applicable law but that the unenforceability (or modification to conform to such law) of any provision or provisions hereof shall not render unenforceable, or impair, the remainder thereof. If any provision or provisions hereof shall be deemed invalid or unenforceable, either in whole or in part, this Agreement shall be deemed amended to delete or modify, as necessary, the offending provision or provisions and to alter the bounds thereof in order to render it valid or enforceable.

13.  Tolling Period. The noncompetition and nonsolicitation obligations
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     contained in this Agreement shall be extended by the length of time during which you shall have been in breach of any of the provisions of this Agreement.

14.  Company Violation Not a Defense. In any action by the Company to enforce
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     this Agreement, any claims asserted by you against the Company shall not constitute a defense to the Company's action.

15.  Entire Agreement. This Agreement represents the entire agreement of the
     ----------------
     parties and may be amended only by a writing signed by each of them.

16.  Governing Law. This Agreement shall be governed by and construed and
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     enforced in accordance with the laws of the Commonwealth of Pennsylvania.
     Each of the parties hereby submits to the exclusive jurisdiction of the Commonwealth of Pennsylvania and the federal courts of the United States of America for the Western District of Pennsylvania in respect of the interpretation and enforcement of the provisions of this
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Mr. Murali Balasubamanyam
May 19, 1994
Page 5


     Agreement, and hereby waives as a defense that it, he or she is not subject thereto or that such action may not be brought in said courts or that the venue of the suit is improper. Each of the parties agrees that service of process in any such suit shall be deemed in every respect effective service of process upon it if given by first-class mail, return receipt requested.

                                              Sincerely,

                                              /s/ Sunil Wadhwani

                                              Sunil Wadhwani
                                              Director


Intending to be legally bound, I agree with the terms stated in this letter.


/s/ Murali Balasubamanyam
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Murali Balasubamanyam



Dated:         9/16/94
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